UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
July 29, 2013
(Date of earliest event report)

WEYERHAEUSER COMPANY
(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777
(Address of principal executive offices)
(zip code)
Registrant’s telephone number, including area code:
(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2013, Jerald W. Richards notified Weyerhaeuser Company (“Weyerhaeuser” or the “Company”) of his decision to resign from the position of Chief Accounting Officer of Weyerhaeuser to become Chief Financial Officer of another publicly traded company. Mr. Richards' resignation as Chief Accounting Officer will be effective as of August 5, 2013.
Jeanne M. Hillman, age 54, has been appointed Vice President and Chief Accounting Officer effective August 5, 2013. Ms. Hillman has been Vice President and Controller - Operations for Weyerhaeuser since October 18, 2010. Previously, she served as the Company's Vice President and Chief Accounting Officer from April 1, 2006 through October 18, 2010. Prior to April 2006, Ms. Hillman held various finance positions with the Company. Ms. Hillman joined Weyerhaeuser in 1984. Prior to joining the Company, she was employed by Ernst & Young LLP. Ms. Hillman is a CPA in the State of Washington.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jerald W. Richards
Its:	Chief Accounting Officer

Date: August 2, 2013